EXHIBIT 32
Certification pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934,
as amended, and 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     Each of the undersigned, the Chief Executive Officer and Chief Financial Officer of QLogic Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) the Annual Report on Form 10-K of the Company for the fiscal year ended April 3, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ SIMON BIDDISCOMBE
Simon Biddiscombe
Chief Executive Officer

/s/ JEAN HU
Jean Hu
Chief Financial Officer

Dated: May 26, 2011
     The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, except to the extent that the Company specifically incorporates it by reference and regardless of any general incorporation language in such filing.